Exhibit 10.21

EXECUTION VERSION

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of the 27th day of December, 2012 by and among INLAND DIVERSIFIED LAS VEGAS CENTENNIAL GATEWAY, L.L.C., a Delaware limited liability company (“Borrower A”), INLAND DIVERSIFIED HENDERSON EASTGATE, L.L.C., a Delaware limited liability company (“Borrower B”), (each of Borrower A and Borrower B, each having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523, is individually referred to herein as a “Co-Obligor”; Borrower A and Borrower B are collectively referred to herein as the “Co-Obligors”; references herein to the “Co-Obligors,” unless otherwise specifically stated, shall also mean and refer to each and every one of Borrower A and Borrower B, jointly and severally), and THE ROYAL BANK OF SCOTLAND PLC, (“Lender”), having an address at 600 Washington Boulevard, Stamford, Connecticut 06901.

W I T N E S S E T H:

WHEREAS, concurrently herewith, Lender has made a loan to the Co-Obligors the aggregate initial principal sum of FORTY-FOUR MILLION THREE HUNDRED EIGHTY-FIVE THOUSAND AND NO/100 DOLLARS ($44,385,000.00) (the “Loan”) in accordance with that certain Loan Agreement of even date herewith between the Co-Obligors and Lender (the “Loan Agreement”) (the Loan and the other obligations and liabilities of the Co-Obligors under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) are herein collectively referred to herein as the “Indebtedness”);

WHEREAS, each Co-Obligor is jointly and severally liable for the payment of all the Indebtedness;

WHEREAS, each Co-Obligor will receive substantial benefits by reason of the Loan; and

WHEREAS, the Co-Obligors are desirous of providing for certain rights of contribution and subrogation as more particularly provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Co-Obligors agree as follows:

1.         As used herein, the “Allocable Amount” of any Co-Obligor, as of any date of determination, shall be determined to be an amount equal to the maximum amount of the Indebtedness which could then be claimed against such Co-Obligor without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Federal Bankruptcy Code (11 U.S.C. Sec. 101 et seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

2.         To the extent that a payment is made on the Indebtedness by a Co-Obligor (a “Co-Obligor Payment”), which, taking into account all other Co-Obligor Payments then previously or concurrently made by or attributable to any other Co-Obligor, exceeds the amount of the Co-Obligor Payment which otherwise would have been made by or attributable to such Co-Obligor if each such Co-Obligor had paid the aggregate Indebtedness satisfied by such Co-Obligor Payments in the same proportion as such Co-Obligor’s Allocable Amount in effect immediately prior to such Co-Obligor Payment bore to the aggregate Allocable Amounts of all such Co-Obligors in effect immediately prior to such Co-Obligor Payment, then such Co-Obligor shall be entitled to contribution and indemnification from, and to be reimbursed by, the other Co-Obligor for the amount of such excess, pro rata based upon its respective Allocable Amounts in effect immediately prior to such Co-Obligor Payment (and such obligations of one Co-Obligor to another are herein referred to as the “Contribution Obligations”).

3.         This Agreement is intended only to define the relative rights of the Co-Obligors, and nothing set forth in this Agreement is intended to or shall impair the obligations of any Co-Obligor to pay any amounts as and when the same shall become due and payable in accordance with the terms of the Loan Agreement.

4.         The Co-Obligors acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of the Co-Obligor to which such contribution and indemnification is owing.

5.         Each Co-Obligor hereby postpones and subordinates payment of all the Contribution Obligations, and makes all the Contribution Obligations subject in right of satisfaction, payment and performance, to the full and absolute payment of the Indebtedness.

6.         Until the date that is one (1) year and one (1) day after the date that all of  the Indebtedness has been paid and satisfied in full none of the Co-Obligors shall (a)  assert, collect, sue upon, or enforce all or any part of the Contribution Obligations;  (b) commence or join with any other creditors of any Co-Obligor in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against any other Co-Obligor; (c) take, accept, ask for, sue for, receive, set off or demand any payments upon the Contribution Obligations; or (d) take, accept, ask for, sue for, receive, demand or allow to be created liens, security interests, mortgages, or pledges of or with respect to any of the assets of a Co-Obligor in favor of or for the benefit of the any other Co-Obligor.

7.         Each of the Co-Obligors agrees that in the event of any bankruptcy, insolvency, arrangement, reorganization or receivership proceeding relating to any other Co-Obligor, the following shall apply:

(a)           In any such proceeding the Lender may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the said Co-Obligor) but shall have no obligation to: demand, sue for, collect and receive every  payment or distribution in respect of the Contribution Obligations and give acquittance therefor; and file claims and proofs of claims and take such other action (including, without limitation, voting the Contribution Obligations and approving or objecting to a plan of reorganization) as the Lender may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Lender under this Agreement.

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(b)           In any such proceeding, each Co-Obligor will duly and promptly take such action as the Lender may request to  (i) collect for the account of the Lender the Contribution Obligations and to file appropriate claims or proofs of claim with respect thereto; and (ii) execute and deliver to the Lender such powers of attorney, assignments or other instruments as the Lender may request in order to enable it to enforce any and all claims with respect to the Contribution Obligations.

8.         Each of the Co-Obligors acknowledges and agrees that (a) the Lender would not make the Loan unless each Co-Obligor jointly and severally became obligated for the repayment of the Loan and granted liens on the collateral owned by said Co-Obligor to secure the payment of all of the Indebtedness, (b) each Co-Obligor derives benefits from the borrowing of the Loan by the Co-Obligors and the granting of liens by each Co-Obligor on the collateral owned by it securing the payment of the Indebtedness, and (c) the Lender and its successors and assigns are beneficiaries of this Agreement and may bring any action from time to time to enforce the benefits and rights granted to the Lender hereunder.

9.         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10.      This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

11.      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

12.      Any notices required to be given under this Agreement shall be given in the manner provided in the Loan Agreement.  All capitalized terms, unless otherwise defined herein, have the same meanings as defined in the Loan Agreement.

13.      This Agreement may not be modified, amended or terminated except by a written agreement executed by all of the parties hereto.

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IN WITNESS WHEREOF, this Contribution Agreement has been duly executed by the parties hereto as of the date first written above.

CO-OBLIGORS:

Inland Diversified Las Vegas Centennial Gateway, L.L.C., a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:	/s/ Mary J. Pechous
Name:	Mary J. Pechous
Title:	Assistant Secretary

Inland Diversified Henderson Eastgate, L.L.C.,
a Delaware limited liability company

By:	Inland Territory, L.L.C.,
a Delaware limited liability company, its sole member

By:	Inland Territory Member, L.L.C.,
a Delaware limited liability company, its managing member

By:	Inland Diversified Real Estate Trust, Inc.,
a Maryland corporation, its sole member

By:	/s/ Mary J. Pechous
Name:	Mary J. Pechous
Title:	Assistant Secretary

LENDER:

THE ROYAL BANK OF SCOTLAND PLC

By:	RBS Securities, Inc., its agent

	By:	/s/ Patrick J. Walker
Name:
Title: